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                                                                    EXHIBIT 2.14

                          TENTH AMENDMENT AND AGREEMENT

          TENTH AMENDMENT AND AGREEMENT, dated as of November 17, 1999 (this "Tenth Amendment"), to the Existing Credit Agreement (as hereinafter defined),
   --------------
by and between INTERNATIONAL AIRLINE SUPPORT GROUP, INC., a Delaware corporation (the "Borrower"), and GMAC COMMERCIAL CREDIT LLC, a New York limited liability
       --------
company  (the  "Lender"),  as  successor  in interest by merger to BNY FINANCIAL
                ------
CORPORATION  ("BNYFC").

                                    RECITALS

          The Borrower and BNYFC have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower (i) a $13,000,000.00 revolving credit facility, (ii) a $3,000,000.00 term loan facility, (iii) a $3,750,000.00 term loan facility, (iv) a $1,500,000.00 term loan facility, (v) a $1,600,000.00 term loan facility, (vi) a $1,000,000.00 revolving credit facility, (vii) a $2,000,000 letter of credit facility and
(viii) a $5,500,000.00 term loan facility, all of which are secured by accounts receivable, inventory and other collateral of the Borrower. The Borrower has requested that the Lender provide an additional $2,100,000.00 term loan facility (as more specifically defined below, the "Term Loan F Facility") for the
                                                ----------------------
acquisition of one Embraer EMB-120RT Brasilia aircraft (bearing manufacturer's serial number 120.242) (the "Aircraft Acquisition"). Subject to the terms and
                               --------------------
conditions hereof, the Lender is willing to provide the Term Loan F Facility to the Borrower and to amend certain provisions of the Existing Credit Agreement in order to effectuate the foregoing.

          In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

ARTICLE  I
Definitions
1.     Definitions.  (a)  In  addition  to  the  definitions  set  forth  in the
       -----------
heading and the recitals to this Tenth Amendment, the following definitions shall apply to this Tenth Amendment:

     "Agreement":  means  the Existing Credit Agreement as amended by this Tenth
      ---------
Amendment.

     "Aircraft  Acquisition  Documents":  the  collective  reference  to (i) the
      --------------------------------
Purchase and Sale Agreement made and entered into as of November 9, 1999 between Newcourt Credit Group Inc("Newcourt") and Borrower and (ii) the Warranty Bill of Sale given by Newcourt to the Borrower in respect of the Term Loan F Aircraft (as defined in Article III, Section 1 hereof).

"Existing  Credit  Agreement": means the Credit Agreement, dated as of September
 ---------------------------
30, 1996, between the Borrower and BNYFC, as amended by the First Amendment, Waiver and Agreement, dated as of March 24, 1997, between the Borrower and BNYFC, the Second Amendment and Agreement, dated as of September 9, 1997, between the Borrower and BNYFC, the Third Amendment and Agreement, dated as of October 15, 1997, between the Borrower and BNYFC, the Fourth Amendment and Agreement, dated as of February 2, 1998, between the Borrower and BNYFC, the Fifth Amendment and Agreement, dated as of July 16, 1998, between the Borrower and BNYFC, the Sixth Amendment and Agreement, dated as of May 30, 1998, between the Borrower and BNYFC, the Seventh Amendment and Agreement, dated as of October 28, 1998, between the Borrower and BNYFC the Eighth Amendment and Agreement, dated as of December 8, 1998, between the Borrower and BNYFC and the Ninth Amendment and Agreement, dated as of July 1, 1999, between the Borrower and BNY Factoring LLC (now known as GMAC Commercial Credit Corporation), as successor in interest to BNYFC, as the same may have been further amended, supplemented or modified from time to time up to but not including the effectiveness of this Tenth Amendment.

"Tenth  Amendment  Documents":  this  Tenth  Amendment, the Term Loan F Aircraft
 ---------------------------
Chattel  Mortgage (as defined in Article III, Section 1 hereof), the Term Note F
 ---
(as defined in Article III, Section 1 hereof) and any other agreements, instruments and documents executed or delivered pursuant to or in connection with this Tenth Amendment and the transactions Contemplated thereby.
(b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.
ARTICLE  II
Representations
1.     Representations.  (a)  The  Borrower  hereby  represents  and warrants as
       ---------------
follows:
(i) It (A) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (C) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (D) is in compliance with ,all Requirements of Law except to the extent that the failure to comply therewith reasonably could not, in the aggregate, be expected to have a Material Adverse Effect.
(ii) It has the power and authority, and the legal right, to make, deliver and perform this Tenth Amendment and the other Tenth Amendment Documents to which it is a party and to borrow under the Agreement and has taken all necessary action to authorize the borrowings on the terms and conditions of the Agreement and this Tenth Amendment and to authorize the execution, delivery and performance of the Tenth Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Agreement or with the execution, delivery, performance, validity or enforceability of the Tenth Amendment Documents to which it is a party. Each Tenth Amendment Document to which the Borrower is a party has been or will be duly executed and delivered on behalf of the Borrower. Each Tenth Amendment Document to which the Borrower is a party when executed and delivered will constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
(iii)     The  conditions  contained  in  Article IV hereof have been satisfied.
(b) The Borrower represents that each of the Credit Documents is on the date hereof in full force and effect.
ARTICLE  III
Amendments  to  Existing  Credit  Agreement
1.     Amendments  to  Section  1.  (a)  Section  1.1  of  the  Existing  Credit
       --------------------------
Agreement  is  hereby amended by inserting the following new definitions therein
       -
in  alphabetical  order:

     "Tenth  Amendment": that certain Tenth Amendment and Agreement, dated as of
      ----------------
November  17,  1999,  between  the  Borrower  and  the  Lender.

     "Tenth  Amendment Documents": the Tenth Amendment, the Term Loan F Aircraft
      --------------------------
Chattel Mortgage, Term Note F and any other agreements, instruments and documents executed or delivered pursuant to or in connection with the Tenth
Amendment  and  the  transactions  contemplated  thereby.

     "Tenth  Amendment  Effective Date": the date on which all of the conditions
      --------------------------------
precedent to the effectiveness of the Tenth Amendment set forth in Article IV of the Tenth Amendment are first satisfied or waived.

     "Term Loan F": as defined in Section 2.3(g) (together with any advance made
      -----------
in connection with the substitution of a Term Loan F Aircraft, Term Loan F Aircraft Engine or Term Loan F Aircraft Propeller pursuant to Section 2.5(f)).

     "Term  Loan  F  Aircraft":  each  Aircraft  owned  from time to time by the
      -----------------------
Borrower  and  listed  as  a  Term  Loan  F Aircraft and described on Schedule I
                                                                      ----------
hereto, as the same may be amended or modified from time to time in accordance with this Agreement.

     "Term  Loan  F  Aircraft  Chattel  Mortgage": that certain Aircraft Chattel
      ------------------------------------------
Mortgage, dated as of November *[], 1999, from the Borrower to the Lender with respect to Term Loan F Aircraft.

     "Term Loan F Aircraft Engine": each Aircraft Engine owned from time to time
      ---------------------------
by  the  Borrower  and  listed as a Term Loan F Aircraft Engine and described on
Schedule  Ihereto,  as  the same may be amended or modified from time to time in
   --------
accordance  with  this  Agreement.

"Term  Loan  F  Aircraft  Propeller": each Aircraft Propeller owned from time to
 ----------------------------------
time  by  the  Borrower  and  listed  as  a  Term  Loan F Aircraft propeller and
 --
described on Schedule I hereto, as the same may be amended or modified from time
 --
to  time  in  accordance  with  this  Agreement.

     "Term Loan F Borrowing Base": at any time, an amount equal to the lesser of
      --------------------------
(i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral Reserves, at such time, of all Term Loan F Aircraft and (ii) the purchase therefor price paid by the Borrower to Newcourt Credit Group Inc.

"Term  Loan  F Facility": at any time, the obligation of the Lender to make Term
 ----------------------
Loan F in accordance with the provisions of this Agreement, which shall not exceed an amount equal to $2,100,000.00 minus the aggregate amount of repayments
                                        -----
of  principal  then required to have been made in accordance with Schedule 2.3F.
                                                                  -------------

"Term Note F": a promissory note of the Borrower evidencing Term Loan F, in form
 -----------
and  substance  acceptable  to  the  Lender.
(b) The definition of the term "Approved Aircraft" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

     "  "Approved  Aircraft":  means the collective reference to the Term Loan A
         ------------------
Aircraft, the Term Loan A Aircraft Engines, the Term Loan B Aircraft, the Term Loan B Aircraft Engines, the Term Loan C Aircraft, the Term Loan C Aircraft Engines, the Term Loan D Aircraft, the Term Loan D Aircraft Engines, the Term Loan E Aircraft, the Term Loan E Aircraft Engines, the Term Loan E Aircraft Propellers, the Term Loan F Aircraft, the Term Loan F Aircraft Engines, and the Term Loan F Aircraft Propellers."
(c) The definition of the term "Credit Documents" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

     ""Credit  Documents":  this  Agreement,  the  First  Amendment,  the Second
       -----------------
Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Letter of Credit Documents, the Security Documents, each Consent and Agreement, Term Note A, Term Note B, Term Note C, Term Note D, Term E Note, Term F Note, any Revolver Note and any other documents, agreements or instruments executed and delivered to the Lender pursuant to Section 6.11."
(d)     The  definition  of  "Revolver  Reserve"  in Section 1.1 of the Existing
Credit Agreement is hereby deleted in its entirety and replaced by the following:

     "  "Revolver Reserve": as of any date, an amount equal to the lesser of (i)
         ----------------
the amount, if any, by which the sum determined in accordance with clause I of the definition of Revolver Borrowing Base on such date exceeds the aggregate outstanding Revolver Advances on such date and (ii) the amount, if any, by which the sum of the Term Loan A Facility (without regard to any Term Loan A borrowings made prior to or on such date) on such date, the Term Loan B Facility (without regard to any Term Loan B borrowings made prior to or on such date) on such date, the Term Loan C Facility (without regard to any Term Loan C borrowings made prior to or on such date) on such date, the Term Loan D Facility (without regard to any Term Loan D borrowings made prior to or on such date) on such date, the Term Loan E Facility (without regard to any Term Loan E borrowings made prior to or on such date) and the Term Loan F Facility (without regard to any Term Loan F borrowings made prior to or on such date) on such date exceeds the sum of the Term Loan A Borrowing Base on such date, the Term Loan B Borrowing Base on such date, the Term Loan C Borrowing Base on such date, therein Loan D Borrowing Base on such date, the Term Loan E Borrowing Base on such date and the Term Loan F Borrowing Base on such date."
(e) The definition of "Term Loan Borrowing Bases" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

     "  "Term Loan Borrowing Bases": the collective reference to the Term Loan A
         -------------------------
Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base, the Term Loan D Borrowing Base, the Term Loan E Borrowing Base and the Term Loan F Borrowing Base."
(f) The definition of "Term Loan E Borrowing Base" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

     "  "Term Loan E Borrowing Base": at any time, an amount equal to the lesser
         --------------------------
of (i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value, after deduction of any applicable Collateral Reserves, at such time, of all Term Loan E Aircraft and (ii) the purchase therefor price paid by the Borrower to First Security Bank, National Association."
(g) The definition of "Term Loan Facilities" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

     "  "Term  Loan  Facilities":  the  collective  reference to the Term Loan A
         ----------------------
Facility,  the  Term  Loan B Facility, the Term Loan C Facility, the Term Loan D
Facility,  the  Term  Loan  E  Facility  and  the  Term  Loan  F  Facility."
(h) The definition of "Term Loans" in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced by the following:

     "  "Term Loans": the collective reference to Term Loan A, Term Loan B, Term
         ----------
Loan  C,  Term  Loan  D,  Term  Loan  E  and  Term  Loan  F."
2.     Amendments  to  Section  2.3.  (a)  Subsection  (a) of Section 2.3 of the
       ----------------------------
Existing Credit Agreement is hereby amended by deleting the parenthetical in the seventh  line  thereof in its entirety and replacing it with the following:
"(without regard to the Term Loan B Facility, the Term Loan B Borrowing Base, the Term Loan C Facility, the Term Loan C Borrowing Base, the Term Loan D Facility, the Term Loan D Borrowing Base, the Term Loan E Facility, the Term Loan E Borrowing Base, the Term Loan F Facility and the Term Loan F Borrowing
Base)".
(b) Section 2.3 of the Existing Credit Agreement is hereby amended by inserting the following at the end of such Section:

     "(g) Subject to the terms and conditions hereof, the Lender agrees to make a term loan to the Borrower in one advance (such advance, together with any advances made in connection with the substitution of Term Loan F Aircraft or Term Loan F Aircraft Engines pursuant to Section 2.5(f) hereof, "Term Loan F")
                                                                   -----------
on  the  Tenth Amendment Effective Date in the principal amount of the lesser of
(a) the Term Loan F Facility on such date and (b) the Term Loan F Borrowing Base on such date. Term Loan F shall be dated the Tenth Amendment Effective Date, stated to mature in the installments and amounts payable on the dates set forth in Schedule 2.3F hereto, and bear interest for the period from the Tenth
    --------------
Amendment  Effective  Date  on  the  unpaid  principal  amount  thereof  at  the
   ----
applicable interest rates per annum specified in Section 3.1 it being understood
   ----
and  agreed that notwithstanding anything to the contrary in said Schedule 2.3F,
                                                                  -------------
if the Termination Date shall occur prior to the final maturity date set forth therein, then all amounts owing under Term Loan F, including accrued interest, shall become due and payable on such Termination Date. All payments of principal thereof shall reduce the Term Loan F Facility on a dollar-for-dollar basis."
3.     Amendments  to Section 2.5.  Section 2.5 of the Existing Credit Agreement
       --------------------------
is  hereby  amended  by  inserting  the  following  at  the end of such Section:

     "(f) At the request of the Borrower and after substitution of a Term Loan F Aircraft, a Term Loan F Aircraft Engine or a Term Loan F Propeller (the "Substitute Term Loan F Aircraft Engine or Propeller") for a Term Loan F
        ---------------------------------------------------
Aircraft, a Term Loan F Aircraft Engine or a Term Loan F Propeller which has been sold or has suffered an Event of Loss within six months after repayment of Term Loan F to the extent and as required by Section 3.3(d) hereof, the Lender may make an advance in an amount equal to the least of (i) 80% (or such other percentage as the Lender shall determine in its sole discretion) of the Forced Liquidation Value of the Substitute Term Loan F Aircraft or Engine, less any applicable Collateral Reserve, (ii) the amount, if any, by which (A) $2,100,000.00 minusall repayments of principal made, or required to have been
               -----
made  on  or  prior  to  the  date  of  such advance in accordance with Schedule
                                                                        --------
2.3Fhereto exceeds (B) the outstanding principal balance of Term Loan F on such date (prior to the making of such advance) and (iii) the purchase price paid by the Borrower for the Substitute Term Loan F Aircraft, Engine or Propeller. Each such advance, if any, shall be made in the sole and absolute discretion of the Lender and shall be deemed to comprise part of Term Loan F for all purposes hereunder and shall increase the Term Loan F Facility on a dollar-for-dollar basis. From and after the making of such advance the outstanding principal balance of Term Loan F shall include the amount of such advance, interest shall be payable on such amount, and the amount of each remaining scheduled principal repayment shall be increased by an amount equal to (x) the amount of such advance times(y) a fraction the numerator of which is an amount equal to such
         -----
scheduled principal repayment and the denominator of which is the aggregate amount of all remaining scheduled principal repayments."
4.     Amendments  to Section 3.3.  Paragraph (b) of Section 3.3 of the Existing
       --------------------------
Credit Agreement is hereby deleted in its entirety and replaced by the following:

"(b) (i) If on any date on which a Borrowing Base Certificate is required to be delivered pursuant to Section 6.2(c), the aggregate outstanding principal amount of the Term Loans exceeds an amount equal to the sum of the Term Loan Borrowing Bases and the Revolver Reserve, the Borrower shall immediately prepay the Term Loans in an aggregate amount equal to the amount of such excess. The amount of such payment shall reduce the Term Loan Facilities on a dollar-for-dollar basis and shall be applied (A) first against the repayment of Term Loan A to the extent that the outstanding principal amount of Term Loan A exceeds the Term Loan A Borrowing Base, then against the repayment of Term Loan B to the extent that the outstanding principal amount of Term Loan B exceeds the Term Loan B Borrowing Base, then against the repayment of Term Loan C to the extent that the outstanding principal amount of Term Loan C exceeds the Term Loan C Borrowing Base, then against the repayment of Term Loan D to the extent that the outstanding principal amount of Term Loans D exceeds the Term Loan D Borrowing Base, then against the repayment of Term Loan E to the extent that the outstanding principal amount of Term Loans E exceeds the Term Loan E Borrowing Base, and then against the repayment of Term Loan F to the extent that the outstanding principal amount of Term Loans F exceeds the Term Loan F Borrowing Base, and (B) in each such case, against scheduled repayments of principal on a pro ratabasis.
---  ----

     (ii)     Without  in  any way limiting the provisions of clause (i) of this
Section 3.3(b), if at any time during the period commencing with and including month 25 and ending with and including month 35, in each case as set forth on
Schedule  2.3B  hereto,  the outstanding principal amount of Term Loan B exceeds
  ------------
the sum of (i) the Term Loan B Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A,
(iii) the excess, if any, of the Term Loan C Borrowing Base over the outstanding principal amount of Term Loan C, (iv) the excess, if any, of the Term Loan D
Borrowing Base over the outstanding principal amount of Term Loan D, (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E, and (vi) the excess, if any, of the Term Loan F Borrowing Base over the outstanding principal amount of Term Loan F, the Borrower shall immediately prepay Term Loan B in an amount equal to such deficiency.

     (iii)     Without  in any way limiting the provisions of clause (i) of this
Section 3.3(b), if at any time during the period commencing with and including month 22 and ending with and including month 26, in each case as set forth on
Schedule  2.3C  hereto,  the outstanding principal amount of Term Loan C exceeds
  ------------
the sum of (i) the Term Loan C Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A,
(iii) the excess if any of the Term Loan B Borrowing Base over the outstanding principal amount of Term Loan B, (iv) the excess if any of the Term Loan D
Borrowing Base over the outstanding principal amount of Term Loan D, (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E and (vi) the excess, if any, of the Term Loan F Borrowing Base over the outstanding principal amount of Term Loan F, the Borrower shall immediately prepay Term Loan C in an amount equal to such deficiency.

     (iv)     Without  in  any way limiting the provisions of clause (i) of this
Section 3.3(b), if at any time during the period commencing with and including month 22 and ending with and including month 26, in each case as set forth on
Schedule  2.3D  hereto,  the outstanding principal amount of Term Loan D exceeds
          ----
the stun of (i) the Term Loan D Borrowing Base, (ii) the excess if any of the Term Loan A Borrowing Base over the outstanding principal amount of Term Loan A,
(iii) the excess if any of the Term Loan B Borrowing Base over the outstanding principal amount of Term Loan B, (iv) the excess if any of the Term Loan C
Borrowing Base over the outstanding principal amount of Term Loan C, (v) the excess, if any, of the Term Loan E Borrowing Base over the outstanding principal amount of Term Loan E, and (vi) the excess, if any, of the Term Loan F Borrowing Base over the outstanding principal amount of Term Loan F, the Borrower shall immediately prepay Term Loan D in an amount equal to such deficiency."

5.     Amendments  to  Section  3.5(g).Section  3.5(g)  of  the  Existing Credit
       --------------------------------
Agreement  is  hereby  deleted  in  its  entirety and replaced by the following:

     "(g) The Borrower agrees that, upon the request of the Lender, the Borrower will execute and deliver to the Lender (i) a promissory note of the Borrower evidencing Term Loan A of the Lender, in form and substance acceptable to the Lender ("Term Note A"), (ii) a promissory note of the Borrower evidencing Term
          ------------
Loan B of the Lender, in form and substance acceptable to the Lender ("Term Note
                                                                       ---------
B"), (iii) a promissory note of the Borrower evidencing Term Loan C of the Lender, in form and substance acceptable to the Lender ("Term Note C"), (iv) a
-                                                          -----------
promissory note of the Borrower evidencing Term Loan D of the Lender, in form and substance acceptable to the Lender ("Term Note D"), (v) a promissory note of
-                                        -----------
the Borrower evidencing Term Loan E of the Lender, in form and substance acceptable to the Lender ("Term Note E") (vi) a promissory note of the Borrower
                            -----------
evidencing Term Loan F of the Lender, in form and substance acceptable to the Lender ("Term Note F"), (vii) a promissory note of the Borrower evidencing the
          ------------
Revolver Advances of the Lender in form and substance acceptable to the Lender (a "Revolver Note"), and/or (viii) a promissory note of the Borrower evidencing
     -------------
the Open Purchasing Revolver Advances of the Lender in form and substance acceptable to the Lender (an "Open Purchasing Revolver Note")."
                                   --------------------------------
6.     Amendments  to  Section  6.2(c).  Section 6.2(c) is hereby deleted in its
       -------------------------------
entirety and replaced by the following: "(c) prior to 2:00 p.m., New York City time on each Business Day, a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base the Term Loan D Borrowing Base and the Term Loan F Borrowing Base and the Term Loan F Borrowing Base (but only, (i) in the case of the Term Loan A Borrowing Base, in connection with the delivery of the first such certificate hereunder and in each case that the Term Loan A Borrowing Base changes from the amount thereof most recently reported, (ii) in the case of the Term Loan B Borrowing Base, in connection with the delivery of such certificate on the First Amendment Effective Date and in each case that the Term Loan B Borrowing Base changes from the amount thereof most recently reported, (iii) in the case of the Term Loan C Borrowing Base, in connection with the delivery of such certificate on the Second Amendment Effective Date and in each case that the Term Loan C Borrowing Base changes from the amount thereof most recently reported, (iv) in the case of the Term Loan D Borrowing Base, in connection with the delivery of such certificate on the Third Amendment Effective Date and in each case that the Term Loan D Borrowing Base changes from the amount thereof most recently reported, (v) in the case of the Term Loan E Borrowing Base, in connection with the delivery of such certificate on the Ninth Amendment Effective Date and in each case that the Term Loan E Borrowing Base changes from the amount thereof most recently reported, and (vi) in the case of the Term Loan F Borrowing Base, in connection with the delivery of such certificate on the Tenth Amendment Effective Date and in each case that the Term Loan F Borrowing Base changes from the amount thereof most recently reported, in each case as of the immediately preceding Business Day, certified as complete and correct by a Responsible Officer or any vice president on behalf of the Borrower, which Borrowing Base Certificate shall disclose daily updates of the amount of Eligible Accounts and Eligible Lease Payment Receivables, weekly updates of the amount of Eligible Inventory and the Forced Liquidation Value of Approved Aircraft when required;"
7.     Amendments to Schedule I.  Schedule I to the Existing Credit Agreement is
       ------------------------
     hereby  amended  in  its  entirety  to  read  as is set forth on Schedule I hereto.
8.     Amendments  to  Schedule  1.1.  Schedule  1.1  to  the  Existing  Credit
       -----------------------------
Agreement  is hereby amended in its entirety to read as is set forth on Schedule
       -
1.1  hereto.
9.     Amendments to Schedules 2.3A, 2.3B, 2.3C, 2.3D and 2.3E.  Schedules 2.3A,
       -------------------------------------------------------
     2.3B, 2.3C, 2.3D and 2.3E are hereby amended to include Schedule 2.3F, which shall read as is set forth on Schedule 2.3F hereto.
ARTICLE  IV
Conditions  to  Effectiveness

     This Tenth Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "Tenth Amendment
                                                                 ---------------
Effective  Date")  on  which  all  of the following conditions have been (or are
  -------------
concurrently  being)  satisfied:
  --
1. Each of the Tenth Amendment Documents shall have been executed and delivered by each party thereto.
2. The Lender shall have received executed legal opinions of Smith Gambrell & Russell, LLP, special counsel to the Borrower, in form and substance satisfactory to the Lender and taking into account this Tenth Amendment and the matters contemplated hereby (including, without limitation, opinions with respect to the validity of the Tenth Amendment Documents and the effectiveness of UCC filings in each state where Collateral described therein is located). Such legal opinion shall cover such matters incident to the transactions contemplated by this Tenth Amendment and the other Tenth Amendment Documents as the Lender may reasonably require.
3. The Lender shall have received the executed legal opinion of Crowe & Dunlevy, special FAA counsel to the Borrower, in form and substance satisfactory to the Lender taking into account this Ninth Amendment and the matters contemplated hereby. Such legal opinion shall cover such matters incident to the transactions contemplated by this Ninth Amendment and the other Ninth Amendment Documents as the Lender may reasonably require.
4. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of the Borrower, authorizing the Aircraft Acquisition and the execution, delivery and performance of this Tenth Amendment and the other Tenth Amendment Documents to which the Borrower is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Tenth Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.
5. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Tenth Amendment Effective Date, as to the incumbency and signature of the officer(s) of the Borrower executing each Tenth Amendment Document to which it is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
6. The Lender shall have received true, correct and complete copies of the Governing Documents of the Borrower, certified as of the Tenth Amendment Effective Date, as true, correct and complete copies thereof by the Secretary or an  Assistant  Secretary  of  the  Borrower.
7. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.
8. The Lender shall have received all documents required to be delivered under Article Three of the Term Loan F Aircraft Chattel Mortgage.
9. Each of the representations and warranties made by the Borrower in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the Tenth Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).
10.     No  Default  or  Event of Default shall have occurred and be continuing.
11. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Tenth Amendment Documents, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.
12. The Lender shall have received a Borrowing Base Certificate showing the Revolver Borrowing Base, the Term Loan A Borrowing Base, the Term Loan B Borrowing Base, the Term Loan C Borrowing Base, the Term Loan D Borrowing Base, the Term Loan E Borrowing Base and the Term Loan F Borrowing Base, in each case as of the Business Day immediately preceding the Tenth Amendment Effective Date, with appropriate insertions and dated the Tenth Amendment Effective Date, satisfactory in form and substance to the Lender, executed by a Responsible
Officer  or  any  Vice  President  of  the  Borrower.
13. The Lender shall have received evidence in form and substance satisfactory to it that all of the requirements of Section 6.6 of the Existing Credit Agreement and Section 5(o) of the Borrower Security Agreement shall have been satisfied with respect to the Term Loan F Aircraft.
14. The Lender shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of financing statements on forms UCC-l, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents with respect to the Term Loan F Aircraft shall have been completed.
15. The Borrower shall have acquired the Term Loan F Aircraft free and clear of all Liens.
16. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or  other  material  contract  to  which  the  Borrower  is  be  a  party.

ARTICLE  V
Miscellaneous
1.     Closing Fee; Payment of Expenses.  Without limiting its obligations under
       --------------------------------
     Section 9.5 of the Existing Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Tenth Amendment and the other Tenth Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.
2.     No Other Amendments; Confirmation.  Except as expressly amended, modified
       ---------------------------------
     and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.
3.     Acknowledgment.  The  Borrower  hereby  acknowledges that the Term Loan F
       --------------
Chattel  Mortgage  constitutes an Aircraft Chattel Mortgage under the Agreement.
4.     Affirmation  by  Borrower.  The Borrower hereby consents to the execution
       -------------------------
and delivery of this Tenth Amendment and each of the other Tenth Amendment Documents to which Borrower is a party and reaffirms its obligations under the Credit Documents.
5.     Governing  Law;  Counterparts.  (a)  This  Tenth Amendment and the rights
       -----------------------------
and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
(b) This Tenth Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Tenth Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Tenth Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                            [SIGNATURE PAGE FOLLOWS ]

     IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed and delivered as of the day and year first above written.

     INTERNATIONAL  AIRLINE  SUPPORT  GROUP,  INC.


          By
          Name:
          Title:


     GMAC  COMMERCIAL  CREDIT  LLC,
          as  successor  in  interest by merger to BNY     Financial Corporation


          By
          Name:
          Title: